Exhibit 10.3

LOAN AGREEMENT

among

  BOSTON SCIENTIFIC CORPORATION

as Purchaser,

and

CORAUTUS GENETICS INC.

and

VASCULAR GENETICS INC.

as Issuers

Dated as of July 30, 2003

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01	Certain Defined Terms	1
SECTION 1.02	Additional Definitions	3
SECTION 1.03	Interpretation and Rules of Construction	3
SECTION 1.04	Accounting Terms	4
	ARTICLE II
	SUBSCRIPTION FOR THE NOTES

SECTION 2.01	Issuance of Notes	4
SECTION 2.02	Request for Funding	4
	ARTICLE III
	CONDITIONS TO SUBSCRIPTIONS

SECTION 3.01	Conditions Precedent to Subscription for Each Note	5
	ARTICLE IV
	TERMINATION

SECTION 4.01	Termination	6
	ARTICLE V
	MISCELLANEOUS

SECTION 5.01	Public Announcements and Publications	6
SECTION 5.02	Amendments, Etc	6
SECTION 5.03	Notices	7
SECTION 5.04	No Waiver; Remedies	8
SECTION 5.05	Treatment of Note	8
SECTION 5.06	Costs and Expenses	8
SECTION 5.07	Binding Effect	8
SECTION 5.08	Survival	8
SECTION 5.09	Severability	8
SECTION 5.10	Entire Agreement	8
SECTION 5.11	No Third Party Beneficiaries	8
SECTION 5.12	Governing Law; Jurisdiction and Enforcement	8
SECTION 5.13	Dispute Resolution	9
SECTION 5.14	Counterparts	9
SECTION 5.15	Waiver of Jury Trial	9

i

Exhibit A -       Form of Senior Convertible Promissory Note

Exhibit B -        Form of Notice of Borrowing

Exhibit C -        Form of Opinion of Counsel to the Company

ii

Exhibit 10.3

LOAN AGREEMENT

                     LOAN AGREEMENT (this “Agreement”) is made and entered into this 30th day of July, 2003, among CORAUTUS GENETICS INC., a Delaware corporation (“Parent”), and its wholly-owned subsidiary, VASCULAR GENETICS INC., a Delaware corporation (“VGI” and, together with the Parent, the “Issuers”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser” and, together with the Issuers, the “Parties”).

                     WHEREAS, pursuant to the Investment Agreement, dated July 30, 2003, between Parent and Purchaser (the “Investment Agreement”), Parent and Purchaser agreed, subject to the conditions set forth in the Investment Agreement, to enter into this Agreement, an Investor Rights Agreement, a Development Agreement (the “Development Agreement”), a Distribution Agreement and a Patent Sublicense Agreement (collectively, with this Agreement and the Investment Agreement, the “Transaction Documents”); and

                     WHEREAS, the Purchaser is willing to fund the Issuers’ research and development and clinical trials conducted in accordance with the Development Agreement, by subscribing for, subject to the terms and conditions of this Agreement, up to three senior convertible promissory notes of the Issuers, each in principal amount of U.S. $5,000,000;

                     NOW, THEREFORE, in consideration of the premises and the mutual representations and warranties, agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

                     SECTION 1.01  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

”Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

”Change of Control” means (in one transaction or a series of transactions) (i) any Person or “group” of Persons (determined based on Rule 13d-5(b) under the Exchange Act), other than one of the Issuers, becomes the “beneficial owner” (as defined under Rule 13d-3 under the Exchange Act) of more than 50% of the equity securities of either Issuer, (ii) individuals who on the date of this Agreement constituted the board of directors of Parent (together with any new directors whose election by Parent’s board of directors or whose nomination by Parent’s board of directors for election by Parent’s stockholders was approved by a vote of at least a majority of the members of Parent’s board of directors then in office who either were members of Parent’s board of directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of Parent’s board of directors then in office, (iii) Parent conveys, transfers or leases all or substantially all of its assets to any Person, (iv) after giving effect to any merger, consolidation or reorganization of Parent, the stockholders of Parent immediately prior to such merger, consolidation or reorganization do not hold more than 50% of the equity securities of the surviving corporation, or any other Person or “group” (as defined above) holds 30% or more of the equity securities of the surviving corporation, or (v) the board of directors of Parent approves any of the foregoing or Parent enters into a definitive agreement with any Person with respect to any of the foregoing.

”Distribution Agreement” means the Distribution Agreement entered into as of the date hereof between the Parent and the Purchaser.

”Exchange Act” means the Securities Exchange Act of 1934, as amended.

”Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

”Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

”Investor Rights Agreement” means the Investor Rights Agreement entered into as of the date hereof between the Parent and the Purchaser.

”Law” means any applicable United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

”Milestones” means the following:

”Milestone I” means the initiation of a Phase IIb clinical trial for the Product not later than June 30, 2004;

”Milestone II” means the closing of an equity round of financing, after the date hereof with net proceeds received by the Company of at least $10,000,000, and future commitments of at least an additional $10,000,000; and

”Milestone III” means the enrollment of at least 100 patients in a phase III clinical trial for the Product.

Milestones may be met in any order.

”Net Current Assets” means, with respect to any Person, (a) all assets of such Person that would be classified as current assets, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, less (b) all liabilities of such Person that would be classified as current liabilities, in the case of (a) and (b) in accordance with GAAP, on the balance sheet of a company conducting a business the same as or similar to that of such Person.

”Patent Sublicense Agreement” means the Patent Sublicense Agreement entered into as of the date hereof between the Parent and the Purchaser.

”Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

”Product” has the meaning assigned to such term in the Development Agreement.

”Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                     SECTION 1.02  Additional Definitions.  The following terms have the meanings assigned to such terms in the corresponding Sections set forth below:

Definition	Location
“Agreement”	Preamble
“Development Agreement”	Recitals
“GAAP”	1.04
“Investment Agreement”	Recitals
“Issuers”	Preamble
“Note”	2.01
“Notice of Borrowing”	2.02
“Notice of Disagreement”	5.13
“Parties”	Preamble
“Parent”	Preamble
“Purchaser”	Preamble
“Transaction Documents”	Recitals
“VGI”	Preamble

                     SECTION 1.03   Interpretation and Rules of Construction.  In this Agreement, except to the extent that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

(ii) headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have such defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws; and

(viii) all references in this Agreement to currency, monetary values and dollars shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

                     SECTION 1.04   Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles (“GAAP”).

ARTICLE II

SUBSCRIPTION FOR THE NOTES

                     SECTION 2.01   Issuance of Notes.  Upon the terms and subject to the conditions contained in this Agreement, the Purchaser agrees to subscribe for up to three senior convertible promissory notes of the Issuers, each in principal amount of U.S. $5,000,000 and in the form attached as Exhibit A hereto (each a “Note”).

                     SECTION 2.02  Request for Funding.  The Issuers shall make any request of the Purchaser to subscribe for a Note by delivering a notice to the Purchaser, given not later than 3:00 P.M. (New York City time) ten (10) Business Days prior to the date of the proposed issuance of the Note by the Issuers. Each such notice (a “Notice of Borrowing”) shall be made in writing, in substantially the form of Exhibit B hereto, specifying therein the requested date of such issuance. Each Notice of Borrowing shall be irrevocable and binding on the Issuers. Subject to the terms and conditions of this Agreement, the Purchaser shall, before 3:00 P.M. (New York City time) on the date of issuance, make such funds available to the Issuers as directed in the Notice of Borrowing.

ARTICLE III

CONDITIONS TO SUBSCRIPTIONS

                     SECTION 3.01   Conditions Precedent to Subscription for Each Note.  The obligation of the Purchaser to subscribe for any Note shall be subject to the satisfaction (or waiver by the Purchaser in its sole discretion) of the conditions set forth in this Article III, and each of the giving by the Issuers of the applicable Notice of Borrowing and the acceptance by Issuers of the proceeds of such Note subscription shall constitute a joint and several representation and warranty by the Issuers that on the date of the issuance of such Note each of the following statements are true and correct in all respects):

(a) the representations and warranties contained in Article III of such Note are true and correct in all material respects on and as of the date of the issuance of such Note; provided that to avoid a second materiality qualification any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of the issuance of such Note, before and after giving effect to the issuance of such Note and to the application of the proceeds therefrom, as though made on and as of such date;

(b) no event has occurred and is continuing that would constitute a Default (as defined in the Note);

(c) there has not been any material breach by the Parent of any of the Transaction Documents, including, without limitation, a material breach by the Parent of its representations and warranties set forth in the Investment Agreement or of its exclusivity obligations under the Distribution Agreement, in each case, which breach has not been remedied;

(d) from and after the date of this Agreement, the Issuers shall have performed and observed in all material respects with every term, covenant and agreement contained in Article IV of the form of Note attached as Exhibit A hereto; provided that to avoid a second materiality qualification any term, covenant and agreement contained in Article IV of the form of the Note that is qualified by materiality shall be performed without any materiality qualifier, as if such covenants and agreements were fully set forth in this Agreement;

(e) after giving effect to the issuance of the Note, the Net Current Assets of the Parent, on a consolidated basis, shall be in excess of $4,000,000 and the Issuer shall provide the Purchaser evidence reasonably satisfactory of the compliance thereof;

(f) both immediately prior to issuing the Note and immediately after giving effect to the issuance of the Note and the application of the proceeds therefrom, each Issuer, individually and together with its Subsidiaries collectively, shall be Solvent.

(g) the Purchaser shall have received on or before the issuance of such Note, in form and substance reasonably satisfactory to the Purchaser, certified copies of the resolutions of the Issuers approving the issuance of such Note, and all documents evidencing other necessary corporate action, if any, with respect thereto;

(h) with respect to the issuance of each Note, the Purchaser shall have received an opinion of counsel to the Company addressed to the Purchaser, substantially in the form attached hereto as Exhibit C;

(i) Milestone I, Milestone II or Milestone III shall have been satisfied (it being understood that Milestones may be met in any order but that a given Milestone, once applied to satisfy this condition precedent to subscription of a Note, may not be used to satisfy this condition precedent with respect to any subsequent Note issuance); and

(j) there shall be no Governmental Order in effect, and no Action shall be pending or threatened, in each case against the Purchaser or an Issuer, that would be reasonably expected to materially adversely impair the benefits of any of the Transaction Documents to the Purchaser.

ARTICLE IV

TERMINATION

                   SECTION 4.01   Termination.    This Agreement shall terminate automatically upon any of (a) the termination of any of the other Transaction Documents or (b) a Change of Control. Upon termination of this Agreement, the Purchaser shall have no further obligation to subscribe for any Notes hereunder.

ARTICLE V

MISCELLANEOUS

                   SECTION 5.01   Public Announcements and Publications.   Except as required by Law or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

                   SECTION 5.02   Amendments, Etc.   No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Issuers or the Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the other Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                   SECTION 5.03   Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.03):

(a)	if to either Issuer:

Corautus Genetics Inc. 430 Tenth Street, NW Suite S-204 Atlanta, GA 30318 Telecopy: (404) 526-6218 Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

McKenna Long & Aldridge LLP 303 Peachtree Street, Suite 5300 Atlanta, GA 30308 Telecopy: (404) 527-4198 Attention: Robert E. Tritt

(b)	if to the Purchaser:

Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760-1537 Telecopy: (508) 650-8956 Attention: General Counsel

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP 599 Lexington Ave. New York, New York 10022-6069 Telecopy: (212) 848-7179 Attention: Clare O’Brien, Esq.

                   Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

                   SECTION 5.04   No Waiver; Remedies.   No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                   SECTION 5.05   Treatment of Note.   To the extent permitted by generally accepted accounting principles, the Issuers will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

                   SECTION 5.06   Costs and Expenses. Except as otherwise specified in this Agreement or a Note, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

                   SECTION 5.07 Binding Effect.   This Agreement shall become effective when it shall have been executed by the Parties and thereafter shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Issuers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser.

                   SECTION 5.08   Survival.   The representations, warranties, covenants and agreements made herein and in connection with the issuance of any Note shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

                   SECTION 5.09   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                   SECTION 5.10   Entire Agreement.   The Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

                   SECTION 5.11   No Third Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

                   SECTION 5.12   Governing Law; Jurisdiction and Enforcement.   This Agreement shall be governed by the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York. The Parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

                   SECTION 5.13   Dispute Resolution.   Except to the limited extent necessary to obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm, neither Party shall file an action or institute legal proceedings with respect to any dispute, controversy, or claim arising out of this Agreement or the validity, interpretation, breach or termination thereof, including claims seeking redress or asserting rights under any Law, until:

(i) the aggrieved Party has given the other Party written notice (“Notice of Disagreement”), in accordance with Section 5.03 of this Agreement, of its grievance setting forth the basis for such dispute and the remedy desired;

(ii) the other Party has failed to provide a prompt and effective remedy (in the view of the aggrieved Party);

(iii) the aggrieved Party has requested in writing senior executives for both Parties to promptly meet and discuss the matter detailed in the Notice of Disagreement in order to consider informal and amicable means of resolution; and

(iv) (a) the senior executives for both Parties have met at least three times and have not been able to resolve the dispute to the mutual satisfaction of the Parties or (b) more than sixty (60) business days have passed since the date of the Notice of Disagreement.

                   SECTION 5.14   Counterparts.   This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                   SECTION 5.15   Waiver of Jury Trial.   The Parties hereby knowingly, voluntarily and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any course of conduct, course of dealing or statements (whether oral or written) or actions of the Purchaser in the negotiation, administration, performance or enforcement thereof.

[Signature Page Follows]

                   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CORAUTUS GENETICS INC.
as Issuer

By:	/s/ RICHARD E. OTTO

Title:	Chief Executive Officer

VASCULAR GENETICS INC.
as Issuer

By:	/s/ RICHARD E. OTTO

Title:	Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION
as Purchaser

By:	/s/ LAWRENCE C. BEST

Title:	Senior Vice President &
Chief Financial Officer

EXHIBIT A

FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF NOTICE OF BORROWING

EXHIBIT C

FORM OF OPINION OF COUNSEL TO THE COMPANY